Exhibit 10.1

SETTLEMENT TERM SHEET

This binding term sheet (the “Term Sheet”), dated as of October 4, 2023 sets forth the terms of a compromise and settlement by and among (i) RVL Pharmaceuticals, Inc. (f/k/a, RevitaLid, Inc.) (“RVL”) and its subsidiaries and affiliates, including the Buyer (as defined below) (collectively, with RVL, the “Company”) and (ii) the undersigned “Sellers” under the SPA (as defined below) that have executed and delivered counterpart signature pages to this Term Sheet (the “Consenting Sellers”) (the parties set forth in the foregoing clauses (i) and (ii), collectively, the “Parties,” and each a “Party”), in connection with cases anticipated to be filed under chapter 11 of the United States Bankruptcy Code by RVL and certain of its affiliates (collectively, the “Debtors”).

Subject	Settlement Terms
SPA Rejection

That certain Stock Purchase Agreement, dated as of October 24, 2017 (as amended, restated, supplemented or otherwise modified, the “SPA”), by and among VOOM, LLC, Nephron Pharmaceuticals Corporation, Point Guard Partners, LLC, Tom Riednammer, Avery Family Trust, and Vision Question Holdings, LLC, as Sellers under the SPA (collectively, the “Sellers”), and RevitaLid Pharmaceutical Corp. (f/k/a Osmotica Pharmaceutical Corp.), as buyer (the “Buyer”), will be rejected by the Debtors in the Chapter 11 Cases pursuant to section 365 of the Bankruptcy Code.

All of the Buyer’s obligations and liabilities under the SPA will be forever released and terminated, including, without limitation, the Company’s or any assignee’s obligation to make any “earn-out payments” under section 2.3 of the SPA and any other terms or conditions of the SPA that would otherwise survive termination of the SPA.

Assumption of the License	That certain License Agreement, dated as of August 31, 2011 (as amended pursuant to that certain letter agreement dated July 21, 2020, and as may be further amended, restated, supplemented or otherwise modified prior to or during the Chapter 11 Cases, the “License”), by and between VOOM, LLC, as Licensor, and RVL will be assumed or assumed and assigned by the Company or the Buyer during the Chapter 11 Cases.

Subject	Settlement Terms
Distribution to Sellers

Each Seller will receive a pro rata share of [2.5%] in the aggregate (the “Equity Distribution”) of non-voting equity in a newly created entity that will directly or indirectly hold 100% of Buyer’s equity, entitling them to economic interests only, which equity will be subject to dilution on account of any management incentive plan of the reorganized Debtors and future capital needs of the business.

The Equity Distribution will be made pursuant to a chapter 11 plan in the Debtors’ bankruptcy cases.

Sellers will not be entitled to any other payment, distribution, or recovery with respect to the SPA.

Release; Support

Consenting Sellers will release and waive all claims and causes of action against the Company, Athyrium Capital Management, LP, the secured parties in respect of any debtor-in-possession financing facility in the Debtors’ chapter 11 cases, and the Buyer, and against all current and future affiliates of the foregoing, and against their and their affiliates’ current and future officers, directors, employees, agents, representatives, owners, members, managers, shareholders, partners, financial and other advisors and consultants, legal advisors, consultants, accountants, attorneys, affiliates, and predecessors and successors in interest, in each case in their capacities as such; provided, however, that VOOM, LLC reserves all of its rights with respect to the License.

In addition, so long as the Debtors comply with the terms and conditions of this Term Sheet, Consenting Sellers will vote all claims to accept the Debtors’ chapter 11 plan, and will opt in to (or not opt out of, as applicable) any releases under the plan, and will not otherwise interfere with the Debtors’ Chapter 11 Cases.

Effectiveness and Implementation	The settlement and transactions described herein are hereby agreed to and shall be documented by the Parties pursuant to the Debtors’ chapter 11 plan prior to the commencement of the Debtors’ Chapter 11 Cases.
Costs and Expenses	Each of the Parties will bear its own costs, charges, and expenses incurred in connection with the negotiation, preparation, and implementation of any definitive or other documentation and the transactions contemplated herein.
Governing Law	New York.

Agreed and Accepted By:

RVL PHARMACEUTICALS, INC.

By:	/s/ Brian Markison
Name: Brian Markison
Title: President and Chief Executive Officer

REVITALID PHARMACEUTICAL CORP.

By:	/s/ Brian Markison
Name: Brian Markison
Title: President and Chief Executive Officer

[Signature Page to SPA Settlement Term Sheet]

VOOM, LLC

By:	/s/ Mark Silverberg
Name: Mark Silverberg
Title: Manager

[Signature Page to SPA Settlement Term Sheet]

NEPHRON PHARMACEUTICALS CORPORATION

By:	/s/ Lou W. Kennedy
Name: Lou W. Kennedy
Title: CEO

[Signature Page to SPA Settlement Term Sheet]

POINT GUARD PARTNERS, LLC

By:	/s/ Barry Butler
Name: Barry Butler
Title: Managing Partner

[Signature Page to SPA Settlement Term Sheet]

TOM RIEDHAMMER

/s/ Tom Riedhammer
Tom Riedhammer

[Signature Page to SPA Settlement Term Sheet]

AVERY FAMILY TRUST

By:	/s/ Robert Avery
Name: Robert Avery
Title: Trustee

[Signature Page to SPA Settlement Term Sheet]

VISION QUESTION HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to SPA Settlement Term Sheet]